UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 24, 2023
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 ELEVATE CREDIT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37680	46-4714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4150 International Plaza, Suite 300
Fort Worth, Texas 76109
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code (817) 928-1500
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0004 par value	ELVT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2023, Elastic SPV, Ltd., EF SPV, Ltd., and EC SPV, Ltd. individually and collectively, entered into the Third Amendment to the Second-Lien Financing Agreement and Consent (the "PCAM Amendment") with Park Cities Asset Management, LLC to increase the maximum commitment amount to $50 million from $30 million, with an immediate funding of $20 million on February 27, 2023. The PCAM Amendment, among other things, reduces the maximum interest rate to 15.00% from 16.00%, increases the percentage of Eligible Consumer Loans included in the Borrowing Base to 100% from 95%, removes the prepayment premium, and removes or reduces certain financial covenants.
The foregoing description of the PCAM Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second-Lien Financing Agreement, dated August 8, 2022, and prior amendments thereto, which were filed as Exhibit 10.9 and Exhibit 10.10 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.
On February 24, 2023, Elevate Credit, Inc. (the "Company'); Rise SPV, LLC, a wholly owned subsidiary of the Company; EF SPV, Ltd.; EC SPV, Ltd. and Elastic SPV, Ltd. (collectively, the "Borrowers") entered into the Third Omnibus Amendment and Consent (the "VPC Amendment") with Victory Park Management, LLC, as administrative agent and collateral agent for the lenders and the holders (in such capacity, the “Agent”) to amend certain covenants for both the product portfolios and the Company effective as of January 31, 2023. The VPC Amendment also provides consent to the PCAM Amendment.
Furthermore, with the previously announced closing of the merger transaction between the Company and Park Cities Asset Management, LLC, the Omnibus Amendment and Consent between the Borrowers and the Agent became effective as of February 28, 2023 (the "Consent Amendment"). The Consent Amendment terminates all outstanding commitments to lend loan proceeds, therefore restricting the Borrowers from drawing any additional funds from the facilities through their maturity date of January 1, 2024.
The foregoing descriptions of the VPC Amendment and the Consent Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Fifth Amended and Restated Financing Agreement, dated February 7, 2019, the full text of the Financing Agreement, dated February 7, 2019, the full text of the Financing Agreement, dated July 31, 2020, and the full text of the Amended and Restated Financing Agreement, dated February 7, 2019, which were filed as Exhibit 10.1 and Exhibit 10.3 to the Company's Current Report on Form 8-K filed February 11, 2019, Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and Exhibit 10.2 to the Company's Current Report on Form 8-K filed February 11, 2019, respectively. As well as the full text of the prior amendments thereto, which were filed as Exhibit 10.2, Exhibit 10.4, and Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020; Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022; Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2022; and Exhibit 10.11 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.
On February 24, 2023, Today SPV, LLC, Today Card, LLC, and Today Marketing, LLC, all wholly owned subsidiaries of the Company, entered into the Second Amendment of Financing Agreement (the "TSPV Amendment") with Park Cities Asset Management, LLC to amend certain covenants effective as of November 1, 2022.
The foregoing description of the TSPV Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Financing Agreement, dated October 12, 2021 and prior amendments thereto, which were filed as Exhibit 10.10 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevate Credit, Inc.
Date:	March 2, 2023	By:	/s/ Steven A. Trussell
Steven A. Trussell
Chief Financial Officer

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